UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2009

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 2, 2009, Digirad Corporation, or Digirad, and its wholly-owned subsidiary Digirad Imaging Solutions, Inc., or DIS, entered into an asset purchase agreement with MD Office Solutions. Among other things, the asset purchase agreement provides for the sale of certain of portable nuclear imaging cameras, vans and related equipment, and the assignment of certain customer contracts.

Michael J. Keenan, the President and Chief Executive Officer of MD Office Solutions, was the President of DIS until October 2008. During his tenure at DIS, Mr. Keenan was instrumental in the launch of DIS’s center of influence strategy and implemented various cost-cutting initiatives. A copy of the asset purchase agreement is attached hereto as Exhibit 10.1. This summary is qualified in its entirety by reference to Exhibit 10.1 to this current report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1+	Asset Purchase Agreement, dated as of February 2, 2009, by and among Digirad Corporation, Digirad Imaging Solutions, Inc. and MD Office Solutions.

99.1	Press release of Digirad Corporation dated February 2, 2009.

+	Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd Clyde
Todd Clyde President, Chief Executive Officer and Chief Financial Officer

Date: February 2, 2009

Index to Exhibits

10.1+	Asset Purchase Agreement, dated as of February 2, 2009, by and among Digirad Corporation, Digirad Imaging Solutions, Inc. and MD Office Solutions.

99.1	Press release of Digirad Corporation dated February 2, 2009.

+	Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934.